Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

BioScrip Appoints Veteran Finance Executive Jeffrey M. Kreger

as Chief Financial Officer

ELMSFORD, N.Y., April 27, 2015 /PRNewswire/ -- BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip"), a leading national provider of infusion and home care management solutions, today announced that Jeffrey M. Kreger will join the Company as Senior Vice President, Chief Financial Officer and Treasurer, effective April 27, 2015.

Kreger joins BioScrip with over 25 years of experience in financial and executive leadership roles. He most recently served as Senior Vice President of Finance with LHC Group Inc., a NASDAQ-listed post-acute healthcare services company. In that role, he led a staff of over 300 personnel spanning all aspects of finance, accounting, treasury and information technology functions. He was instrumental in the development and execution of LHC’s five-year strategic plan, led all corporate financing activities, and was actively involved in corporate development, overseeing the valuation, purchase, and integration of four large acquisitions in less than 19 months.

"Jeff is a highly experienced and talented CFO with an outstanding background and leadership capabilities," said Richard M. Smith, Chief Executive Officer and President of BioScrip. "His track record demonstrates an ability to build value and drive growth for healthcare services companies, and we look forward to working with Jeff as we continue to build upon our leading position in infusion while expanding into post-acute care services."

"I am very excited to join BioScrip at this point in the Company’s development," said Jeffrey Kreger. “Our focus will continue to be to provide outstanding health care services at the most appropriate point-of-care for patients, while offering cost-effective solutions for payors and customers, and enhancing BioScrip’s profitability. I believe there is a tremendous opportunity at BioScrip to continue to build its infusion platform and I'm excited to be a part of the team."

Prior to joining LHC Group in 2013, Kreger served as Senior Vice President and Corporate Controller at Sun Healthcare Group, a NASDAQ-listed post-acute care company with over 200 health care centers across 46 states and annual revenues in 2011 exceeding $1.9 billion. He previously held senior finance roles at NYSE- and NASDAQ- listed companies including Consolidated Graphics and Philip Services Corporation. He began his career with an eight-year term in the audit practice of Ernst & Young. Kreger holds an MBA from The University of Houston, and a BBA in Accounting from the University of Texas at Austin. He is a member of the Society of Louisiana Certified Public Accountants.

Caldwell Partners acted as advisor for this placement.

About BioScrip
BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from over 70 locations across 28 states.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2014. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

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